Exhibit 99.1

RLI REPORTS FIRST QUARTER 2016 RESULTS

PEORIA, ILLINOIS, April 20, 2016 — RLI Corp. (NYSE: RLI) — RLI Corp. reported first quarter 2016 operating earnings of $24.0 million ($0.54 per share), compared to $22.0 million ($0.50 per share) for the first quarter of 2015.

	First Quarter
Earnings Per Diluted Share	2016	2015
Operating earnings (1)	$0.54	$0.50
Net earnings	$0.71	$0.70

(1)  See discussion below of non-GAAP financial measures.

Highlights for the quarter included:

•                  Underwriting income of $21.3 million, resulting in a combined ratio of 88.0.

•                  3% growth in gross and net premiums written.

•                  $10.9 million net increase in underwriting income resulting from favorable development in prior years’ loss reserves.

•                  Book value per share of $19.97, an increase of 6% from year end 2015.

“We are off to a solid start to the year,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Key metrics this quarter include an 88 combined ratio and book value per share growth of 6%. Overall market conditions continue to be challenging, but relatively stable. Despite such an environment, we achieved 3% top line growth. Both our casualty and surety segments continued recent momentum, growing 9% and 7%, respectively. Property was down 13% and continues to be hampered by particularly competitive conditions.” He continued, “For the remainder of 2016, our team remains focused on serving our customers and growing our product portfolio by continuing to attract underwriting talent, while maintaining our focus on underwriting discipline.”

Underwriting Income

RLI achieved $21.3 million of underwriting income in the first quarter of 2016 on an 88.0 combined ratio, compared to $17.6 million of underwriting income on an 89.5 combined ratio in the same quarter for 2015. Results for 2016 include $10.9 million in favorable development in prior years’ loss reserves, compared to $7.0 million in favorable development in prior years’ loss reserves in 2015.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income (1)	First Quarter
(in millions)	2016	2015
Casualty	$9.1	$5.2
Property	6.2	8.2
Surety	6.0	4.2
Total	$21.3	$17.6

	First Quarter
Combined Ratio	2016	2015
Casualty	91.6	94.7
Property	84.0	80.6
Surety	79.8	85.1
Total	88.0	89.5

(1)  See discussion below of non-GAAP financial measures.

—more—

Other Income

RLI’s net investment income for the quarter fell 0.9% to $13.4 million, compared to the same period in 2015. The investment portfolio’s total return was 3.2% for the quarter. The bond portfolio gained 2.6% in the quarter, while the equity portfolio’s return was 5.7%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $53.2 million for the quarter ($1.20 per share) compared to $23.0 million ($0.52 per share) for the same quarter in 2015.

Equity in earnings of unconsolidated investees was $3.8 million for the quarter compared to $4.2 million from the same period last year. These results are related to Maui Jim, Inc. ($3.3 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($0.5 million), a specialty E&S insurance company. For the first quarter of 2015, equity in earnings of unconsolidated investees from Maui Jim and Prime was $3.7 million and $0.5 million, respectively.

Dividend Paid in the First Quarter 2016

On March 18, 2016, the company paid an ordinary dividend of $0.19 per share, the same amount as the prior quarter. RLI’s cumulative dividends, including this recent payment, total more than $638 million paid over the last five years.

Non-GAAP Measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, April 21, 2016, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at http://edge.media-server.com/m/p/44d84mrv.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2015.

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s subsidiaries are rated A+ “Superior” by A.M. Best Company, a distinction held by fewer than 10 percent of property and casualty insurance companies in the U.S. RLI has increased dividends for 40 consecutive years and delivered underwriting profits for 20 consecutive years. To learn more about RLI and its 50-year history of financial strength, visit www.rlicorp.com.

Media Contact

Aaron Jacoby, Vice President, Corporate Development
309-693-5880
Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2016	2015
	1st Qtr	1st Qtr
Operating Earnings Per Share (1)	$0.54	$0.50

Specific items included in operating earnings per share: (2) (3)
• Favorable development in casualty prior years’ reserves	$0.16	$0.11
• Unfavorable development in surety prior years’ reserves	$—	$(0.01)

(1)  See discussion above of non-GAAP financial measures.

(2)  Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(3)  Reserve development reflects changes from previously estimated losses.

RLI CORP.

2016 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$176,918	$169,003	4.7%
Net investment income	13,370	13,495	-0.9%
Net realized investment gains	11,400	13,286	-14.2%
Consolidated revenue	$201,688	$195,784	3.0%

Loss and settlement expenses	$81,171	$80,861	0.4%
Policy acquisition costs	62,243	58,973	5.5%
Other insurance expenses	12,200	11,531	5.8%
Interest expense on debt	1,857	1,856	0.1%
General corporate expenses	2,375	2,244	5.8%
Total expenses	$159,846	$155,465	2.8%

Equity in earnings of unconsolidated investees	3,751	4,194	-10.6%

Earnings before income taxes	$45,593	$44,513	2.4%
Income tax expense	14,200	13,915	2.0%
Net earnings	$31,393	$30,598	2.6%

Other comprehensive earnings (loss), net of tax	21,763	(7,595)	—

Comprehensive earnings	$53,156	$23,003	131.1%

Operating earnings: (1)

Net earnings	$31,393	$30,598	2.6%

Less: Realized investment gains, net of tax	7,410	8,635	-14.2%

Operating earnings	$23,983	$21,963	9.2%

Return on Equity:
Net earnings (trailing four quarters)	16.1%	15.5%
Comprehensive earnings (trailing four quarters)	13.9%	16.6%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	44,361	43,992

EPS from operations (1)	$0.54	$0.50	8.0%
Realized gains, net of tax	0.17	0.20	-15.0%
Net earnings per share	$0.71	$0.70	1.4%

Comprehensive earnings per share	$1.20	$0.52	130.8%

Cash dividends per share	$0.19	$0.18	5.6%

Net Cash Flow provided by Operations	$21,266	$23,407	-9.1%

(1) See discussion above of non-GAAP financial measures.

RLI CORP.

2016 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2016	2015	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,556,968	$1,538,110	1.2%
(amortized cost - $1,512,806 at 3/31/16)
(amortized cost - $1,518,156 at 12/31/15)
Equity securities	389,551	375,424	3.8%
(cost - $207,302 at 3/31/16)
(cost - $202,437 at 12/31/15)
Other invested assets	25,279	20,666	22.3%
Cash and cash equivalents	33,974	17,343	95.9%
Total investments and cash	$2,005,772	1,951,543	2.8%

Premiums and reinsurance balances receivable	115,183	143,662	-19.8%
Ceded unearned premiums	49,164	52,833	-6.9%
Reinsurance recoverable on unpaid losses	297,240	297,844	-0.2%
Deferred acquisition costs	69,489	69,829	-0.5%
Property and equipment	49,658	47,102	5.4%
Investment in unconsolidated investees	74,548	70,784	5.3%
Goodwill and intangibles	72,232	71,294	1.3%
Other assets	26,568	30,574	-13.1%
Total assets	$2,759,854	$2,735,465	0.9%

Unpaid losses and settlement expenses	1,121,363	1,103,785	1.6%
Unearned premiums	407,606	422,094	-3.4%
Reinsurance balances payable	15,588	37,556	-58.5%
Funds held	54,094	54,254	-0.3%
Income taxes - deferred	76,186	63,993	19.1%
Bonds payable, long term debt	148,601	148,554	0.0%
Accrued expenses	33,558	55,742	-39.8%
Other liabilities	30,664	26,018	17.9%
Total liabilities	1,887,660	1,911,996	-1.3%
Shareholders’ equity	872,194	823,469	5.9%
Total liabilities & shareholders’ equity	$2,759,854	$2,735,465	0.9%

OTHER DATA

Common shares outstanding (in 000’s)	43,672	43,544

Book value per share	$19.97	$18.91	5.6%
Closing stock price per share	$66.86	$61.75	8.3%
Cash dividends per share - ordinary (annualized)	$0.76	$0.75	1.3%
Cash dividends per share - special	$—	$2.00	-100.0%

Statutory Surplus	$897,749	$865,268	3.8%

RLI CORP.

2016 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

		GAAP		GAAP		GAAP		GAAP
Three Months Ended March 31,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2016

Gross premiums written	$124,051		$41,645		$30,553		$196,249
Net premiums written	104,217		32,886		28,997		166,100
Net premiums earned	108,593		38,685		29,640		176,918
Net loss & settlement expenses	60,749	55.9%	15,212	39.3%	5,210	17.6%	81,171	45.9%
Net operating expenses	38,738	35.7%	17,275	44.7%	18,430	62.2%	74,443	42.1%
Underwriting income	$9,106	91.6%	$6,198	84.0%	$6,000	79.8%	$21,304	88.0%

2015

Gross premiums written	$113,907		$48,096		$28,564		$190,567
Net premiums written	95,867		38,443		27,007		161,317
Net premiums earned	98,768		42,118		28,117		169,003
Net loss & settlement expenses	58,633	59.4%	16,026	38.1%	6,202	22.1%	80,861	47.8%
Net operating expenses	34,863	35.3%	17,916	42.5%	17,725	63.0%	70,504	41.7%
Underwriting income	$5,272	94.7%	$8,176	80.6%	$4,190	85.1%	$17,638	89.5%